Media contact:                     Contact:
Robin J. Lampe                     Brad Sparrow
Phone: (785) 575-6468              President and Chief Executive Officer
Investor contact:                  (780) 462-1657 ext. 211
Adam M. Goldston                   www.voxcom.com
Phone: (310) 258-6502


FOR IMMEDIATE RELEASE

          PROTECTION ONE AND VOXCOM ANNOUNCE ALLIANCE;
    VOXCOM TO PURCHASE PROTECTION ONE'S CANADIAN OPERATIONS


     CULVER CITY, Calif., and EDMONTON, Alberta, Sept. 29, 1999 -- Protection One, Inc. (NYSE:POI), one of North America's leading residential security alarm companies, and VOXCOM Incorporated (VSE:VOX), one of Canada's leading residential alarm companies, today announced the signing of a definitive agreement whereby Protection One will sell its Canadian operations to VOXCOM for approximately U.S. $27 million, including $23 million in cash.
     The transaction is contingent upon VOXCOM successfully completing an equity offering for which a preliminary prospectus has been filed. This contingency may be waived by VOXCOM.
     In addition, Protection One and VOXCOM will enter into an alliance addressing an array of joint efforts including marketing programs for home security, marketing of mobile services in Canada and general cooperation arrangements.
     Protection One will retain an ownership position in VOXCOM, which includes an 8% convertible preferred stock issued pursuant to this transaction and the nomination of one member to VOXCOM's board of directors. After the transaction closes, pro forma for VOXCOM's equity offering, Protection One will own approximately 7% to 9% of VOXCOM on a fully diluted basis, which includes Protection One's current VOXCOM ownership position.
     "This divestiture is a continuation of our strategy to focus on our core business of monitored security services in the United States and Europe, while seeking opportunities to form alliances that strengthen our existing operations," said John E. Mack III, Chief Executive Officer of Protection One. "This agreement, with one of Canada's largest and most respected security companies, positions the combined company as a major competitor in the Canadian marketplace and results in an opportunity for Protection One to participate with VOXCOM in the market's future," Mack said.
     Brad Sparrow, President and Chief Executive Officer of VOXCOM, said, "This addition of approximately 40,000 customers serviced through Protection One's Ottawa, Vancouver and Toronto offices will make us the second largest security provider in Canada. The immediate growth this acquisition provides VOXCOM, and the continued relationship with an industry leader such as Protection One, positions us as a market leading provider of a wide range of security services to our existing and future customers."
     CIBC World Markets is acting as financial advisor to Protection One in
this transaction.    Nesbitt Burns Inc. is the exclusive financial advisor for
VOXCOM.  This transaction is expected to close by November 1.

     Protection One, one of the leading residential security alarm companies in the United States, provides monitoring and related security services to more than 1.6 million residential and commercial subscribers in North America and Europe.


     VOXCOM provides alarm monitoring and personal emergency response systems and related services to over 65,000 individuals, homes and businesses throughout Canada. VOXCOM has branch offices in eight major centres across Canada and maintains extensive marketing partnerships with leading brands in the telecommunications, energy services and financial services industries. The company also markets its services through its network of authorized dealers.

     Statements contained in this press release concerning statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Certain information in this release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor protections of that Act. Other risks and uncertainties are described in Protection One's 1998 Form 10-K/A filed with the Securities and Exchange Commission on April 14, 1999 and quarterly reports on Form 10-Q filed on May 17, 1999 and August 16, 1999. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

The Vancouver Stock Exchange has neither approved nor disapproved the information contained herein.